Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of The Singing Machine Company, Inc. on Form S-1 (No. 333-264277) to be filed on or about April 29, 2022 of our report dated July 14, 2021, on our audits of the consolidated financial statements as of March 31, 2021 and 2020 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

April 29, 2022